UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2006

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 23, 2006 Northern Trust Corporation entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters, with respect to the offering and sale of $250,000,000 of 5.30% Notes due 2011 (the “Notes”). The Notes will be issued under an Indenture dated as of August 15, 2006 between the Company and JPMorgan Chase Bank, N.A., as trustee (the “Indenture”).

The offering of the Notes is expected to close on August 28, 2006. The offering of the Notes was registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-105423).

Copies of the Purchase Agreement, the Indenture and the Form of Note are filed as exhibits to this Report on Form 8-K, and each of them is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Purchase Agreement dated August 23, 2006 between Northern Trust Corporation and Merrill Lynch & Co.

4.1	Indenture dated as of August 15, 2006 between Northern Trust Corporation and JPMorgan Chase Bank, N.A., as Trustee

4.2	Form of 5.30% Note due 2011

99.1	Press release dated August 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TRUST CORPORATION (Registrant)

Date: August 24, 2006	By:	/s/ William R. Dodds, Jr.
William R. Dodds, Jr. Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Purchase Agreement dated August 23, 2006 between Northern Trust Corporation and Merrill Lynch & Co.

4.1	Indenture dated as of August 15, 2006 between Northern Trust Corporation and JPMorgan Chase Bank, N.A., as Trustee

4.2	Form of 5.30% Note due 2011

99.1	Press release dated August 23, 2006